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                                                                     EXHIBIT 21


                           PAINE WEBBER GROUP INC.
                        SUBSIDIARIES OF THE REGISTRANT


   A list of significant subsidiaries, all of which are consolidated, of Paine Webber Group Inc. as of December 31, 1993 and the state or jurisdiction in which organized follows. In each case, 100% of the voting securities are owned by the subsidiary's immediate parent as indicated by indentation. Certain subsidiaries have been omitted because, in the aggregate, they do not constitute a significant subsidiary.



                                                                    State or
                                                                 jurisdiction of
            Name                                                  organization
            ---                                                  ---------------
   Paine Webber Group Inc.                                           Delaware

       PaineWebber Incorporated                                      Delaware

          Mitchell Hutchins Asset Management Inc.                    Delaware

       PaineWebber Real Estate Securities Inc.                       Delaware